UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 11, 2014
Date of Report

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-31909	88-0473897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 S. Bayshore Drive, Suite 305 Miami, Florida 33133
Tel: 786-265-1840
(Registrant's Telephone Number)

Check the appropriate box below if the Form-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events.

The Special Meeting of Shareholders of Alternet Systems, Inc. was convened on September 11, 2014, at 9:30 a.m. 2889 McFarlane Road, Miami, FL 33133. In light of logistical delays in shareholders receiving the proxy material, the meeting was adjourned to September 25, 2014, at the same time and place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.

By: /s/ Henryk Dabrowski
Henryk Dabrowski, CEO and Director
Dated: September 11, 2014